EXHIBIT 21

Subsidiaries of the Registrant

State or
Jurisdiction of
Name	Incorporation

C.S.A.C., Inc.	Delaware
C.S.F., Corp.	Delaware
C.S.I.C., Inc.	Delaware
Catalog Fulfillment Co, Inc.	Arizona
Catalog Receivables, LLC	Delaware
Catalog Seller, LLC	Delaware
Catherines C.S.A.C., Inc.	Delaware
Catherines C.S.I.C., Inc.	Delaware
Catherines of California, Inc.	California
Catherines of Nevada, Inc.	Nevada
Catherines of Pennsylvania, Inc.	Tennessee
Catherines Partners-Washington, G.P.	Washington
Catherines Partners-Texas, L.P.	Tennessee
Catherines Partners-Indiana, L.L.P.	Indiana
Catherines Stores Corporation	Tennessee
Catherines Stores of Indiana, Inc.	Indiana
Catherines Stores of Texas, Inc.	Texas
Catherines, Inc.	Delaware
Catherines.com, Inc.	Delaware
Catherines.com, Inc.	Tennessee
Charm-Fin Stores, Inc.	Delaware
Charming J V, Inc.	Delaware
Charming Shoppes Interactive, Inc.	Delaware
Charming Shoppes of Delaware, Inc.	Pennsylvania
Charming Shoppes Outlet Stores, LLC	Delaware
Charming Shoppes Receivables Corp.	Delaware
Charming Shoppes Seller, Inc.	Delaware
Charming Shoppes Street, Inc.	Delaware
Chestnut Acquisition Sub, Inc.	Delaware
CS Insurance Ltd.	Bermuda
CS Investment Company	Delaware
CSBC, Inc.	Delaware
CSD Acquisition Corp.	Delaware
CSGC, Inc.	Ohio
CSHC, Inc.	Delaware
CSI Charities, Inc.	Pennsylvania
CSI Industries, Inc.	Delaware
CSI-DR, Inc.	Dominican Republic
CSIM, Inc.	Delaware
Diversified Fashions, Inc.	Pennsylvania
Ericool Co. Ltd.	Hong Kong
Evatone Trading Ltd.	Hong Kong
Fashion Bug of California, Inc.	California
Fashion Service Corp.	Delaware
Fashion Service Fulfillment Corporation	Delaware

State or
Jurisdiction of
Name	Incorporation

Fashion Service Protection Corporation	Pennsylvania
FB Apparel, Inc.	Indiana
FB Clothing, Inc.	Indiana
FB Distro, Inc.	Indiana
Fashion Bug Retail Companies, Inc.	Delaware
FB Distro SM, Inc.	Indiana
FSHC, Inc.	Delaware
Home ETC, Inc.	Delaware
International Apparel, Inc.	Pennsylvania
J.P.A. Clothing Company	Georgia
KAFCO Development Co., Inc.	Pennsylvania
Kirkstone Ltd.	Hong Kong
KS Investments Ltd.	Bermuda
LANCO, Inc.	Delaware
Lane Bryant Purchasing Corp.	Ohio
Lane Bryant Purchasing Corporation	Delaware
Lane Bryant, Inc.	Delaware
LBH, Inc.	Nevada
M and A Joint Ventures, LLC	Delaware
Modern Woman Catalog, Inc.	Delaware
Modern Woman Holdings, Inc.	Delaware
Modern Woman Specialty, Inc.	California
Modern Woman, Inc. (Delaware)	Delaware
Modern Woman, Inc. (MI)	Michigan
Monterey Bay Clothing Company, Inc.	Delaware
Outlet Division Management Co., Inc.	Delaware
Outlet Division Store Co., Inc.	Delaware
PSTM, Inc.	Delaware
Rose Merge Sub, Inc.	Tennessee
Sentani Trading Ltd.	Hong Kong
Sierra Nevada Factoring, Inc.	Nevada
Specialty Fixtures, Inc.	Pennsylvania
Spirit of America Promotions, Inc.	Ohio
Spirit of America, Inc.	Delaware
Venice Acquisition Corporation	Delaware
W.L. Distributors, Inc.	Pennsylvania
White Marsh Distribution, LLC	Maryland
Winks Lane, Inc.	Pennsylvania
Yardarm Trading Ltd.	Hong Kong

2650 Other companies(1)	Various
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(1) Consists primarily of consolidated wholly-owned subsidiary companies that have done, are doing, or will be doing business as retail women’s apparel stores under our Fashion Bug, Fashion Bug Plus, Catherines, and Lane Bryant brand names.